CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm” in the Confidential Private Placement Memorandum and the Statement of Additional Information in this Registration Statement (Form N-2 No. 811-21808) of PARADIGM Multi Strategy Fund I, LLC.

/s/ ERNST & YOUNG LLP

New York, New York

December 29, 2005